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                                                                       Exhibit A

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made and entered into on November __, 2001, pursuant to Section 7-111-107 of the Colorado Business Corporation Act (the "CBCA") and Section 252 of the General Corporation Law of the State of Delaware (the "DGCL") by and between Astralis Pharmaceuticals, Ltd., a Colorado corporation (the "Colorado Corporation"), and Astralis Ltd., a Delaware corporation (the "Delaware Corporation"), being sometimes referred to herein individually as a "Constituent Corporation" and collectively as the "Constituent Corporations."

                              W I T N E S S E T H:

         WHEREAS, the Colorado Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with an authorized capital stock (the "Colorado Corporation Capital Stock") consisting of 50,000,000 shares of common stock, $.0001 par value (the "Colorado Corporation Common Stock") and 3,000,000 shares of preferred stock, $.001 par value (the "Colorado Corporation Preferred Stock"), of which 38,000,000 shares of Colorado Corporation Common Stock are issued and outstanding on the date hereof and no shares of Colorado Corporation Preferred Stock are issued and outstanding on the date hereof; and

         WHEREAS, the Colorado Corporation has issued and outstanding: no options issued and outstanding (the "Colorado Options"); 75,000 warrants to purchase Colorado Corporation Common Stock at $1.75 per such share; 6,300,000 warrants to purchase Colorado Corporation Common Stock at $1.60 per such share, and 415,237 warrants to purchase Colorado Corporation Common Stock at $4.00 per such share (collectively, the "Colorado Warrants"); and

         WHEREAS, the Delaware Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with an authorized capital stock consisting of 75,000,000 shares of common stock $.0001 par value (the "Delaware Corporation Common Stock") and 3,000,000 shares of preferred stock $.001 par value (the "Delaware Corporation Preferred Stock"), of which one share of the Delaware Corporation Common Stock is issued and outstanding on the date hereof and held by Mike Ajnsztajn, its President; and

         WHEREAS, the Delaware Corporation has no options (the "Delaware Options") or warrants (the "Delaware Warrants") issued and outstanding; and

         WHEREAS, the respective Boards of Directors of the Constituent Corporations have authorized and approved the merger of the Colorado Corporation with and into the Delaware Corporation subject to and upon the terms and conditions of this Merger Agreement (the "Merger") and Section 7-111-107 of the CBCA and Section 252 of the DGCL, and have approved this Merger Agreement and directed that it be executed by the undersigned officers and that it be submitted to their respective shareholders for approval; and

         WHEREAS, it is the intention of the Constituent Corporations that the Merger shall be a tax-free reorganization within the meaning of Section 368 (a)
(1) (F) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE in consideration of the premises, which are hereby incorporated into the terms hereof, and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the merger, the mode of effectuating the same, and other details and provisions that are deemed desirable, the parties have agreed and do hereby agree, subject to the terms and conditions set forth as follows:

                           ARTICLE I. TERMS OF MERGER

         1.1 MERGER. On the Effective Date of the Merger (as hereinafter defined), in accordance with the provisions of the CBCA and the DGCL, the Colorado Corporation shall be merged with and into the Delaware Corporation, which shall be sometimes referred to herein as the "Surviving Corporation" upon the terms and conditions set forth in the subsequent provisions of this Merger Agreement.


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         1.2 APPROVAL OF SHAREHOLDERS. This Merger Agreement shall be submitted as promptly as practicable to the respective shareholders of the Colorado Corporation and the Delaware Corporation as provided by the CBCA and the DGCL. After adoption and approval of this Merger Agreement and all the transactions and developments contemplated hereby by the respective shareholders of the Colorado Corporation and the Delaware Corporation, and provided this Merger Agreement is not terminated and abandoned pursuant to the provisions hereof, Articles of Merger shall be filed in accordance with the applicable provisions of the CBCA and a Certificate of Merger shall be filed in accordance with the applicable provisions of the DGCL.

         1.3 FILINGS AND EFFECTIVENESS. As soon as practicable following the date of execution hereof, the Colorado Corporation and the Delaware Corporation will, subject to the approval by the shareholders of each of the Constituent Corporations, cause (i) the Articles of Merger along with any other required document to be filed with the Secretary of State of the State of Colorado pursuant to Sections 7-111-105 and 107 of the CBCA, and (ii) the Certificate of Merger along with any other required document to be filed with the Office of the Secretary of the State of Delaware pursuant to Section 252 of the DGCL. The Merger shall become effective upon the occurrence of each of the following actions:

         (a) All of the conditions precedent to the consummation of the Merger specified in this Merger Agreement shall have been satisfied or duly waived;

         (b) An executed Articles of Merger meeting the requirements of the CBCA shall have been filed with the Secretary of State of the State of Colorado and said Secretary of State shall have issued an Articles of Merger for a period of 90 days, and the surviving corporation shall have performed all other requirements of Section 7-111-107 of the CBCA; and

         (c) An executed Certificate of Merger meeting the requirements of the DGCL shall have been accepted for recording by the Secretary of the State of Delaware and said Secretary of State shall have issued a Certificate of Merger.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date" and "Effective Time," respectively.

         1.4 EFFECT OF MERGER - SECURITIES.

         As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Colorado Corporation Common Stock or holders of Colorado Warrants:

         (a) Conversion of Colorado Corporation Capital Stock. The presently issued and outstanding shares of Capital Stock of the Colorado Corporation shall be converted on a one-for-one basis into shares of the capital stock of the same class of the Surviving Corporation, subject to 1.4(c) below.

         (b) Conversion of Warrants. The Warrant exercise price, the number of shares subject to the Warrant, the dates of grant, vesting, exercisability and expiration of the Warrant are set forth in the respective warrant agreement applicable thereto. All rights under the Warrants shall be treated as provided herein, and to the extent the terms of any such warrant agreement are inconsistent with the treatment to be accorded to the Warrants as provided herein, then the Colorado Corporation shall cause the such warrant agreements to be amended, and all required third party, governmental and regulatory body consents or approvals to such amendments to be procured, such that all such inconsistencies shall be eliminated by the Effective Time.

         At the Effective Time, notwithstanding any contrary provision of the warrant agreements, the Warrants shall, at and after the Effective Time, evidence a warrant to purchase a like number of shares of the Delaware Corporation Common Stock on the same terms and conditions as stated in the respective warrant agreement.

         (c) Dissenting Shares. Each dissenting share shall be converted into the right to receive payment from the Colorado Corporation with respect thereto in accordance with the CBCA. Notwithstanding the immediately foregoing, shares of Colorado Corporation Common Stock outstanding immediately prior to the Effective Time and held by a Colorado Corporation shareholder who has demanded appraisal for such shares in accordance with the CBCA shall not be converted into a right to receive the merger consideration, unless such shareholder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If, after the Effective Time, such shareholder fails to perfect or withdraws or loses his or her right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the merger consideration as provided in this Merger Agreement. The Colorado Corporation shall give the Delaware Corporation prompt notice of any demands received by Colorado Corporation for appraisal of shares, and the Delaware Corporation shall have the right to participate in all negotiations and proceedings with respect to such demands. The Colorado Corporation shall not, except with the prior written consent of the Delaware Corporation, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a shareholder of Colorado Corporation pursuant to a right of appraisal will be paid by the Colorado Corporation out of its own funds and will not be reimbursed by the Delaware Corporation or any affiliate of the Delaware Corporation.


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         1.5 EFFECT OF MERGER - GENERAL

         At and after the Effective Time, the Merger shall be effective as provided in the applicable provisions of the DGCL and the CBCA. The corporate existence of the Delaware Corporation, as the Surviving Corporation, with all of its purposes and powers, shall continue unaffected and unimpaired by the Merger, and, as the Surviving Corporation, it shall be governed by the DGCL and succeed to all rights, assets, liabilities and obligations of the Colorado Corporation in accordance with the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Delaware Corporation and the Colorado Corporation shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Delaware Corporation and the Colorado Corporation shall become the debts, liabilities and duties of the Surviving Corporation. The separate existence and corporate organization of the Colorado Corporation shall cease at the Effective Time and thereafter the Delaware Corporation and the Colorado Corporation shall be a single corporation, to wit, the Surviving Corporation.

         1.6 CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of the Delaware Corporation as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         1.7 BY-LAWS OF SURVIVING CORPORATION. The By-Laws of the Delaware Corporation as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the By-Laws of the Surviving Corporation until altered, amended or repealed as provided in the By-Laws or as provided by applicable law.

         1.8 DIRECTORS OF SURVIVING CORPORATION. The directors of the Colorado Corporation as of the Effective Date of the Merger shall be and become the directors of the Surviving Corporation.

         1.9 OFFICERS OF SURVIVING COMPANY. The officers of the Colorado Corporation as of the Effective Date of the Merger shall be and become the officers of the Surviving Corporation.

                        ARTICLE II. CONDITIONS TO MERGER

         The obligations of the Constituent Corporations to consummate the Merger are subject to satisfaction of the following conditions:

         2.1 AUTHORIZATION. The holders of at least a majority of the outstanding shares of the Colorado Corporation Common Stock shall have approved this Merger Agreement and the Merger. All necessary action shall have been taken to authorize the execution, delivery and performance of this Merger Agreement by each of the Constituent Corporations.


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                         ARTICLE III. GENERAL PROVISIONS

         3.1 BINDING AGREEMENT. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Merger Agreement may not be assigned by any party without the written consent of the other party.

         3.2 AMENDMENTS. The Board of Directors of the Colorado Corporation and the Delaware Corporation may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or a certificate in lieu thereof) with the Secretary of State of Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders of either the Colorado Corporation or the Delaware Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of the Colorado Corporation or the Delaware Corporation,
(ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either the Colorado Corporation or the Delaware Corporation.

         3.3 FURTHER ASSURANCES. From time to time, as and when required by the Delaware Corporation or by its successors or assigns, there shall be executed and delivered on behalf of the Colorado Corporation such deeds and other instruments, and there shall be taken or caused to be taken by the Colorado Corporation such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by the Delaware Corporation the title to and possession of all the property, rights, privileges, powers, franchises, assets, immunities and authority of the Colorado Corporation and otherwise to carry out the purposes of this Merger Agreement. The Officers and Directors of the Delaware Corporation are fully authorized in the name and on behalf of the Colorado Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds or other instruments.

         3.4 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either the Colorado Corporation or the Delaware Corporation, or by both, by the adoption of appropriate resolutions and written notification thereof to the other party to the Merger, notwithstanding the approval of this Merger Agreement by the shareholders of the Colorado Corporation or the Delaware Corporation, or by both. In the event of the termination of this Merger Agreement and the abandonment of the Merger pursuant to the provisions of this section, this Merger Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations or their respective officers, directors or shareholders in respect thereof.

         3.5 GOVERNING LAW. This Merger Agreement shall be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the CBCA.

                         [Signatures on following page]



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         IN WITNESS WHEREOF, each of the undersigned corporations has caused this Merger Agreement to be signed in its corporate name by its duly authorized officer as of the ___th day of November, 2001.


         ASTRALIS PHARMACEUTICALS, LTD.
          a Colorado corporation

         By:
             -------------------------------
         Mike Ajnsztajn,
         President


         ASTRALIS LTD.
          a Delaware corporation


         By:
             -------------------------------
         Mike Ajnsztajn,
         President



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